EXHIBIT 99.1

BLUCORA PRESIDENT AND CHIEF EXECUTIVE OFFICER SENDS ANNUAL LETTER TO STOCKHOLDERS

DALLAS, Jan. 05, 2021 (GLOBE NEWSWIRE) -- Blucora, Inc. (NASDAQ: BCOR) today released the following letter to stockholders.

Dear Fellow Stockholder –

As we begin 2021, I wanted to thank you for your investment in Blucora.  Blucora’s Board, management team, and employees appreciate the trust you have placed in us, and, as the new management team and newly refreshed board start our first full year together, we remain committed to executing our plan to realize Blucora’s long-term potential.

While 2020 was a truly unprecedented year that included challenges on many fronts, I am encouraged by the significant progress made in establishing the foundation for Blucora’s success in 2021 and beyond, including:

•Operating effectively during the pandemic, including transitioning the vast majority of our team to working from home;
•Refining our strategy with clear strategic priorities at the corporate and business unit levels;
•Reorganizing our team to position us to deliver on our strategy;
•Bolstering our leadership team, adding talented new executives including a Chief Financial Officer, Chief Growth and Marketing Officer, Chief Human Resources Officer, and technical leadership (both Chief Information Officer and Chief Technology Officer), as well as expanding responsibilities for a number of our top-performing executives; and
•Renegotiating the terms of the acquisition of HK Financial Services (“HKFS”), a fast-growing, highly profitable registered investment advisor, to be more favorable to Blucora and then completing the acquisition and rebranding HKFS as Avantax Planning Partners.

The start of a year is always exciting, but it is particularly so for our business with the start of tax season. The team looks forward to the opportunity to implement our refined marketing approach, launch our online-assisted offering for all customers, and deliver additional product enhancements.  Additionally, with the HKFS acquisition, we will be able to pursue a substantially increased addressable market and unlock synergies between our business lines. I expect that our team will continue to make significant progress in 2021, which will be our team’s first full year together executing our refined long-term growth strategy, and look forward to sharing progress as the year unfolds.

I am also proud of our ongoing commitment to strong governance and robust oversight of the business. In 2020, we welcomed three new independent directors to the Board. In addition to bringing deep expertise aligned with the core components of Blucora’s strategy, our new independent directors further enhance the diverse perspectives and backgrounds of the Board. Now, more than 60% of our independent directors are women and/or racially diverse. We are already benefiting from our new directors’ engagement as we execute on our plans for the business.

I wish you and your families a safe and healthy 2021.

Best,

Chris Walters

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empowers people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its tax-focused Avantax Wealth Management and HK Financial Services brands, with a collective $76 billion in total client assets as of September 30, 2020 and (ii) tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and 20,000 professional users in 2020. With integrated tax focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.
Source: Blucora
Contact:
Blucora Investor Relations
IR@Blucora.com
(972) 870-6463

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “may,” “will,” “potential,” “continues” and similar expressions and variations. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to those factors described in the Risk Factors section of the Form 10-K and quarterly report on Form 10-Q most recently filed by the Blucora with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Blucora undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.